EXHIBIT 10.2

SECOND AMENDMENT TO PROMISSORY NOTE

DELTA GROUP INVESTMENTS LIMITED

The following terms set forth the second amendment to the Promissory Note dated January 26, 2011 between Delta Group Investments Limited (the Holder) and Entia Biosciences, Inc. (the Company).

WHEREAS, on January 26, 2011 the Holder and the Company entered into a Promissory Note in the principal amount of $312,500, with interest to accrue at 5% per annum and a maturity date of June 30, 2012 (the Note);

WHEREAS, in conjunction with the issuance of the Note on January 26, 2011, the Holder was also issued a five year warrant to purchase 60,000 shares at an exercise price of $1.20 per share;

WHEREAS, on June 13, 2012 the Holder and the Company entered into the Amendment to Promissory Note pursuant to which the Holder agreed to extend the maturity date of the January 26, 2011 Promissory Note to June 30, 2013 in return for an increase in the interest rate from 5% to 6%, a reduction in the conversion price of the Note into shares of common stock of Entia Biosciences, Inc. from $0.60 per share to $0.45 per share, the reduction of the exercise price of the five year warrant to purchase 60,000 shares from $1.20 per share to $0.45 per share, and the Company issued a new five year warrant to purchase 108,750 shares with an exercise price of $0.45 per share.

WHEREAS, the total amount due under the Note as of June 30, 2013 is $353,510, with $22,260 in interest accrued at 5% per annum between January 26, 2011 and June 30, 2012 and $18,750 in interest accrued at 6% per annum between July 1, 2012 and June 30, 2013, added to the principal amount of the Note of $312,500.

NOW, THEREFOR, the Holder and the Company agree as follows:

1.

 The term of the Note shall be extended for an additional year to June 30, 2014.

2.

Interest payable on the Note shall accrue at 8% per annum from June 30, 2013.

3.

The Company shall issue a three year warrant to purchase 200,000 shares of common stock to Holder, with an exercise price of $0.45 per share.

4.

The expiration date of all Entia warrants held by Holder and described above shall be extended to June 30, 2017.

ENTIA BIOSCIENCES, INC.

/s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

President, CEO and Chairman

Date: July 3, 2013

ACCEPTED BY:

DELTA GROUP INVESTMENTS LIMITED

/s/ Edward Wong

Edward Wong, Director

Date:  July 1, 2013